UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 10, 2016

Roka Bioscience, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36538	27-0881542
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Independence Boulevard Warren, NJ	07059
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(908) 605-4700
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders
Roka Bioscience, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) on November 10, 2016. At the Special Meeting, the Company’s stockholders voted on the two proposals listed below. The proposals are described in detail in the Company’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on October 17, 2016. The final results for the votes regarding each proposal are set forth below.

1. The stockholders approved for purposes of complying with NASDAQ Listing Rule 5635, as more fully described herein, the issuance of shares of our common stock underlying shares of Series A Preferred Stock and related warrants issued by us pursuant to the terms of that certain Securities Purchase Agreement, dated September 16, 2016 (the “Securities Purchase Agreement”), between the Company and the investors named therein (the “Issuance Proposal”). The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
11,948,816*	708,340*	2,228*	0

2. The stockholders approved the adjournment of the Special Meeting, if necessary, in the reasonable discretion of the Chief Executive Officer and President of the Company, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Issuance Proposal (the “Adjournment Proposal”). The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
11,907,835*	695,014*	56,535*	0

* The record date for the Special Meeting was September 29, 2016 and therefore these shares numbers do not reflect the impact of the 10-for-1 reverse split that the Company implemented on October 11, 2016.
As a result of the stockholder approval of the Issuance Proposal, the remaining outstanding Series A Preferred Stock automatically converted into an aggregate of approximately 3,161,583 shares of common stock, and the warrants are no longer subject to the 19.99% limitation. Prior to such stockholder approval, the provisions of the Certificate of Designations and the Warrants prohibited the holders of Series A Preferred Stock and Warrants from converting the Series A Preferred Stock or exercising the Warrants to the extent that such conversion or exercise would result in the issuance, in the aggregate, of more than 19.99% of the shares of our common stock outstanding prior to entry into the Securities Purchase Agreement, which was referred to as the 19.99% limitation. Furthermore, certain of the Company’s significant stockholders, directors, officers and employees were released from the restrictions set forth in their respective lock-up agreements upon receipt of stockholder approval of the Issuance Proposal.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2016	ROKA BIOSCIENCE, INC.

	By:	/s/ Lars Boesgaard
Lars Boesgaard
Vice President and Chief Financial Officer